United States

Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 6, 2012

Transatlantic Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-10545	13-3355897
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

80 Pine Street, New York, New York	10005
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 365-2200

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 –	Corporate Governance and Management

Item 5.07	Submission of Matters to a Vote of Security Holders

(a)	The special meeting of stockholders of Transatlantic Holdings, Inc. (“TRH”) was held on February 6, 2012 (the “TRH Special Meeting”).

(b)	The stockholders (i) adopted the Agreement and Plan of Merger, dated as of November 20, 2011, as it may be amended from time to time (the “Merger Agreement”), by and among TRH, Alleghany Corporation and Shoreline Merger Sub, Inc. (formerly, Shoreline Merger Sub, LLC), (ii) approved a proposal to adjourn the TRH Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of the proposal to adopt the Merger Agreement if there were insufficient votes at the time of such adjournment to approve such proposal and (iii) approved, on an advisory (non-binding) basis, the compensation that may be paid or become payable to TRH’s named executive officers in connection with the merger, and the agreements and understandings pursuant to which such compensation may be paid or become payable (the “Executive Compensation”).

(i)	Adoption of the Merger Agreement:

Votes For	53,098,846
Against	74,091
Abstain	6,107

(ii)	Approval of adjournment of the TRH Special Meeting:

Votes For	48,534,882
Against	4,638,094
Abstain	6,068

(iii)	Advisory approval of the Executive Compensation:

Votes For	47,531,268
Against	5,045,378
Abstain	602,397

Section 8 –	Other Events

Item 8.01	Other Events

On February 6, 2012, TRH issued a press release announcing that TRH’s stockholders have approved and adopted the Merger Agreement. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated by reference to this Item 8.01.

Section 9 –	Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit 99.1 Press Release of Transatlantic Holdings, Inc. dated February 6, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSATLANTIC HOLDINGS, INC. (Registrant)

Date: February 6, 2012	By	/s/ GARY A. SCHWARTZ
Name: Gary A. Schwartz
Title: Executive Vice President and General Counsel

Exhibit Index

Exhibit No.	Description

99.1	Press Release of Transatlantic Holdings, Inc. dated February 6, 2012